Exhibit 10.24

EXECUTION VERSION

THIS PRIORITY LAST OUT NOTE AND SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, COMPLIANCE WITH RULE 144 UNDER SUCH ACT OR (OTHER THAN FOR A TRANSFER TO AN AFFILIATE) AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANIES THAT SUCH REGISTRATION IS NOT REQUIRED UNDER, OR IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF, SUCH ACT.

THIS PRIORITY LAST OUT NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT DATED AS OF APRIL 29, 2019 (AS AMENDED BY THAT CERTAIN AMENDMENT NO. 1 TO COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT DATED AS OF JANUARY 28, 2020, AND AS FURTHER AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT”), AMONG COLLATERAL AGENT, FIRST TRANCHE AGENT, NOTES AGENT, VENDOR TRUSTEE, ISSUERS AND THE OTHER PARTIES THERETO, TO THE OBLIGATIONS OWED BY THE OBLIGORS PURSUANT TO THE FIRST TRANCHE LOAN DOCUMENTS (AS DEFINED IN THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT), AS SUCH FIRST TRANCHE LOAN DOCUMENTS HAVE BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH PARTY TO THIS AGREEMENT IRREVOCABLY AGREES TO BE BOUND TO THE PROVISIONS OF THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT. FURTHERMORE, ANY OBLIGATIONS OWING HEREUNDER BY THE COMPANIES (AS DEFINED HEREIN) SHALL BE SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN) TO THE PRIOR PAYMENT IN FULL OF THE FIRST OUT NOTES (AS DEFINED IN THE AGREEMENT (AS DEFINED HEREIN)).

PRIORITY LAST OUT SECURED PROMISSORY NOTE
(THIS “PRIORITY LAST OUT NOTE”)

Up to $1,679,058.54	Date: March 1, 2021

FOR VALUE RECEIVED, the undersigned (the “Companies” or each individually a “Company”), hereby absolutely and unconditionally promises to pay to the order of Ares Credit Strategies Insurance Dedicated Fund Series Interests of the SALI Multi-Series Fund, L.P., a Delaware limited partnership (the “Purchaser”), in lawful money of the United States of America, the principal sum of up to One Million Six Hundred Seventy Nine Thousand Fifty Eight Dollars and Fifty Four Cents ($1,679,058.54), in accordance with Section 4 of this Priority Last Out Note and Schedule 1 attached to this Priority Last Out Note (the “Principal Amount”), pursuant to the Amended and Restated Note Purchase Agreement, dated as of October 31, 2019 (as amended by that certain Amendment No. 1 to Amended and Restated Note Purchase Agreement, dated as of January 28, 2020, that certain Amendment No. 2 to Amended and Restated Note Purchase Agreement, dated as of June 24, 2020, that certain Joinder and Amendment to the Amended and Restated Note Purchase Agreement dated as of September 9, 2020, that certain Second Amended and Restated Note Purchase Agreement dated as of October 9, 2020, that certain First Amendment and Waiver to Second Amended and Restated Note Purchase Agreement dated as of January 13, 2021, that certain Second Amendment to Second Amended and Restated Noted Purchase Agreement dated as of March 1, 2021, and as further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among BIRCH LAKE FUND MANAGEMENT, LP, a Delaware limited partnership (“BL Management”), as Collateral Agent for the benefit of the Secured Parties, U.S. BANK NATIONAL ASSOCIATION, as Notes Agent, the PURCHASERS party to the Agreement, the Companies, and the GUARANTORS party to the Agreement, together with interest from the date of this Priority Last Out Note on the unpaid Principal Amount, and all other fees, costs and other amounts owing in accordance with the terms hereof and the Agreement, upon the terms and conditions specified below and in the Agreement. This Priority Last Out Note is one of a series of Priority Last Out Notes (as defined in the Agreement). The full consideration paid to the Companies for this Priority Last Out Note shall be $1,611,896.20 of Consideration, due to a 4% original issuance discount on the amount of this Priority Last Out Note and the amount of the Priority Last Out Note committed to be purchased by the Purchaser on the Second PLON Closing (the “OID”) applied against the Principal Amount. The Issued Note Amount as of the date of issuance of this Priority Last Out Note is set forth on Schedule 1 hereto. On the date of the Second PLON Closing, (i) the Issued Note Amount set forth on Schedule 1 will be increased to reflect the issuance of additional Priority Last Out Notes and (ii) the notation on Schedule 1 reflecting the increase in the Issued Note Amount will be deemed to be an issuance of additional Priority Last Out Notes for all purposes of the Agreement.

1. INTEREST; PAYMENTS. The Companies shall pay the entire outstanding Principal Amount in the amounts and at the times specified in the Agreement, such that the entire unpaid Principal Amount of this Priority Last Out Note, together with interest thereon and other Obligations owing hereunder or under the Agreement shall be immediately due and payable on the Maturity Date. Interest shall accrue on the Principal Amount from time to time outstanding through and including the date on which such Principal Amount is paid in full as set forth in the Agreement, and the Companies shall pay all such accrued interest, at the times and at the rates provided in the Agreement.

2. NOTE PURCHASE AGREEMENT. This Priority Last Out Note has been issued by the Companies in accordance with the terms of the Agreement and the Obligations hereunder constitute Priority Last Out Obligations. This Priority Last Out Note evidences borrowings under and is subject to the terms of the Agreement and is secured pursuant to the Security Documents. Purchaser and any permitted assignee hereof are entitled to the benefits of the Agreement and the other Note Documents and may enforce the agreements of the Companies contained therein, and any holder may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

3. PREPAYMENT. Prior to the Maturity Date, the Companies may not prepay this Priority Last Out Note except as expressly permitted under the Agreement.

4. LOAN ACCOUNT. The Companies irrevocably authorize Purchaser to make or cause to be made, at or about the time of any applicable Closing Date or at or about the time of receipt of any payment of principal of this Priority Last Out Note, an appropriate notation on a grid attached to this Priority Last Out Note as Schedule 1, or the continuation of such grid, or any other similar record, including computer records, reflecting the funding of any applicable Consideration or (as the case may be) the receipt of such payment. The outstanding amount of the Consideration set forth on such grid, or the continuation of such grid, or any other similar record, including computer records, maintained by Purchaser with respect to any Consideration shall be prima facie evidence of the principal amount thereof owing and unpaid to Purchaser, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Companies hereunder or under the Agreement to make payments of principal of and interest on this Priority Last Out Note as and when due. The Notes Agent shall have no responsibility or liability in respect of the contents of Schedule 1 or any notation thereon.

5. DEFAULT; WAIVERS. The occurrence of any Event of Default under the Agreement shall be a default under this Priority Last Out Note and shall give rise to the rights and remedies, including the right to accelerate the payment of this Priority Last Out Note, as provided in the Agreement. The Companies and every endorser and guarantor of this Priority Last Out Note, hereby waive presentment, demand, notice, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, diligence in collection and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Priority Last Out Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral and to the addition or release of any other party or person primarily or secondarily liable.

6. TRANSFER. No transfer or other disposition of this Priority Last Out Note may be effected except in accordance with the Agreement. Any transfer, attempted transfer or other disposition in violation of the foregoing restriction shall be deemed null and void and of no binding effect.

7. SEVERABILITY. If any provision of this Priority Last Out Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Priority Last Out Note shall not in any way be affected or impaired thereby and this Priority Last Out Note shall nevertheless be binding between the Companies and Purchaser.

8. BINDING EFFECT. This Priority Last Out Note shall be binding upon, and shall inure to the benefit of, Purchaser and its permitted successors and assigns.

9. NO RIGHTS AS STOCKHOLDER. This Priority Last Out Note, as such, shall not entitle Purchaser to any rights as a stockholder of any Company.

10. HEADINGS AND GOVERNING LAW. The descriptive headings in this Priority Last Out Note are inserted for convenience only and do not constitute a part of this Priority Last Out Note. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Priority Last Out Note, including its validity, interpretation, construction, performance and enforcement (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

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THIS PRIORITY LAST OUT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

FARADAY&FUTURE INC.

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	Vice President, Global Capital Markets

FF INC.

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	President

FARADAY SPE, LLC

By: FARADAY&FUTURE INC., its sole Manager

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	Vice President, Global Capital Markets

[Signature Page for Note – Ares Credit Strategies]

SCHEDULE 1

Loans and Payments

Date of Loan or Payment	Max Amount of Loan	Issued Note Amount	Amount of Principal Repaid	Unpaid Principal Amount of Note	Name of Person Making the Notation
March 1, 2021	$1,679,058.54	$1,086,449.64	$0	$1,086,449.64	Jiawei Wang